April 27, 2026 German American Bancorp, Inc. (GABC) Announces First Quarter Financial Results • Quarterly earnings of $0.88 per share • Quarterly return on average assets of 1.58% • Robust net interest margin of 4.26%; Core adjusted of 4.08% • Low efficiency ratio* of 51.2% • Healthy credit metrics with annualized net charge-offs of 0.08% and non-performing assets of 0.35% to total assets • Healthy level of non-interest bearing demand accounts representing 28% of total deposits • Tangible common equity* (“TCE”) ratio increased to 9.6%; Return on average TCE* (“ROATCE”) of 17.08% • 21+ years of double digit return on average shareholders’ equity • 7% cash dividend increase announced in January 2026, making it the 14th consecutive year of increased cash dividends • Heartland BancCorp acquisition continues to integrate seamlessly as we grow our talent within the wealth management and commercial lending teams • Once again ranked in the top 10 best banks in the nation on the prestigious Forbes America’s Best Banks Jasper, Indiana – April 27, 2026. German American Bancorp, Inc. (Nasdaq: GABC) (“German American” or the “Company”) announced financial results for the three months ended March 31, 2026. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.31 per share, which will be payable on May 20, 2026 to shareholders of record as of May 10, 2026. As previously reported, this dividend rate represents a 7% increase over the rate in effect during 2025. For the three months ended March 31, 2026, the Company reported net income of $33.2 million, or $0.88 per share, reflecting a linked quarter decrease of $2.5 million, or approximately 7% on a per share basis, from previous record level fourth quarter 2025 net income of $35.7 million, or $0.95 per share. First quarter 2026 earnings reflected an increase of $22.6 million, or approximately 193.3% on a per share basis, from the March 31, 2025 quarterly net income of $10.5 million, or $0.30 per share, which was significantly impacted by the Heartland BancCorp acquisition. First quarter 2026 earnings reflected an increase of $5.9 million, or $0.09 (approximately 11%) on a per share basis, from the March 31, 2025 acquisition-adjusted quarterly net income of $27.3 million, or $0.79 per share.* Profitability and capital remained strong as return on average assets for the first quarter 2026 was 1.58% and return on average tangible common equity was 17.08%. These compared to return on average assets of 1.67% and return on tangible common equity of 19.5% in the fourth quarter 2025 and 0.55% (1.43% as adjusted*) and 7.10% (18.41% adjusted*) for the first quarter 2025. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 1 of 20 ___________________________________________ * Represents a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” contained in this release for additional information, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

First Quarter 2026 highlights include: • Robust net interest margin of 4.26% ◦ 13 basis point (“bp”) increase from fourth quarter 2025 driven mostly by reduction in funding costs • Loan balances remained diversified and stable during the quarter ◦ End of period loans decreased $25.8 million, or approximately 1.7% on an annualized basis, from year-end 2025, largely as a result of $20 million in seasonal paydowns of agricultural lines of credit, in excess of $40 million of exit strategy and private equity take-outs, and slow construction draws due to inclement weather, all of which combined to offset solid production in the first quarter of 2026 • Total allowance for credit losses was $78.5 million, with total quarterly provision expense of $2.0 million, as credit metrics remained healthy ◦ Ratio of allowance to total loans was stable at 1.34% ◦ Annualized net charge offs remained minimal at 8 bps of average loans ◦ Non-performing assets were unchanged at 0.35% of period end assets at March 31, 2026 and December 31, 2025 • Deposits were stable during the quarter ◦ Non-interest bearing deposits remained healthy and represented 28% of total deposits ◦ End of period deposits decreased slightly by $8.8 million or 0.50% on an annualized linked quarter basis driven mostly by the seasonal outflow of public fund deposits in the first quarter ◦ Interest bearing demand, savings and money market accounts increased approximately 1.4% on an annualized linked quarter basis • Capital ratios remained strong ◦ Tangible common equity of 9.6% ◦ Tangible book value per share of $20.44; 2% increase from linked quarter December 31, 2025 ◦ The Company increased its regular quarterly cash dividend by 7%, making it the 14th consecutive year of increased cash dividends, reflecting the Company’s strong operations and healthy capital position • Non-interest income remained stable in the first quarter 2026 across most segments. Interchange income was slightly lower as compared to fourth quarter 2025 due to seasonality. Mortgage activity picked up in the first quarter as net gain on sale of loans increased $374,000, or 34%, driven by higher volume and improved pricing NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 2 of 20

• Non-interest expenses were elevated at $52.4 million, representing a $2.4 million, or 5%, increase over fourth quarter 2025 ◦ The efficiency ratio* for the first quarter of 2026 was elevated over the fourth quarter of 2025, but still remained strong at 51.2% ◦ The increase in expenses for the first quarter of 2026 was impacted in part by the timing and seasonality of certain expenses ◦ Salaries and benefits increased approximately 2.5% quarter over linked quarter, driven by merit increases for 2026, the reset of various payroll taxes and retirement matching contributions. Lastly, an outsized increase in occupancy expenses was driven by inclement weather in the first quarter of 2026. D. Neil Dauby, Chairman and CEO of German American stated, “We are extremely pleased to deliver yet another solid earnings performance for the first quarter 2026. We believe we are positioned well for continued profitability with a strong net interest margin. Although the seasonal nature of our first quarter is typically softer from a balance sheet growth perspective, we are encouraged by the strength of our lending pipeline and our strong diversified organic growth footprint as we move into the remaining part of the year”. Dauby also stated, “We continue to add top talent to our relationship-focused team of professionals, and with their dedicated efforts, we are confident that our strong community presence, healthy financial condition and disciplined approach to growth will continue to drive future profitability and long-term shareholder value. We remain excited and committed to the vitality and future growth of our Indiana, Kentucky and Ohio communities”. Balance Sheet Highlights On February 1, 2025, the Company completed its acquisition of Heartland BancCorp (“Heartland”) through the merger of Heartland with and into the Company. Immediately following completion of the Heartland holding company merger, Heartland’s subsidiary bank, Heartland Bank, was merged with and into the Company’s subsidiary bank, German American Bank (the “Bank”). Heartland, headquartered in Whitehall, Ohio, operated 20 retail banking offices located in Columbus, Ohio and Greater Cincinnati. As of the closing of the transaction, Heartland had total assets of approximately $1.94 billion, total loans of approximately $1.58 billion, and total deposits of approximately $1.73 billion. The Company issued approximately 7.74 million shares of its common stock, and paid approximately $23.1 million in cash, in exchange for all of the issued and outstanding shares of common stock of Heartland and in cancellation of all options to acquire Heartland common stock outstanding as of the effective time of the merger. ___________________________________________ * Represents a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” contained in this release for additional information, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 3 of 20

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M. Rust, *President and Chief Financial Officer*
(812) 482-1314

4 of 20

Total assets for the Company were $8.382 billion at March 31, 2026, representing a decline of $6.3 million compared with December 31, 2025 and a decline of $37.2 million compared with March 31, 2025.

March 31, 2026 total loans declined $25.8 million, or 2% on an annualized basis, compared with December 31, 2025 and increased $203.7 million, or 4%, compared with March 31, 2025. The decline during the first quarter of 2026 compared with December 31, 2025 was largely driven by seasonal declines in agricultural lines of credit and a decline in commercial and industrial loans, partially mitigated by increased commercial real estate loans and retail loans. Agricultural loans declined $22.0 million, or 18% on an annualized basis, and commercial and industrial loans declined $15.3 million, or 7% on an annualized basis, while commercial real estate loans increased $9.9 million, or 1% on an annualized basis. Retail loans grew by $1.6 million, or 0.5% on an annualized basis, due in large part to strong home equity loan originations, which were partially offset by a reduced level of residential mortgage loans and consumer loans. The increase at March 31, 2026 compared with March 31, 2025 was due to solid organic loan growth throughout the Company's footprint largely during the second half of 2025.

The composition of the loan portfolio has remained relatively stable and diversified over the past several years. The addition of the Heartland loan portfolio during the first quarter of 2025 resulted in only modest changes to the overall portfolio composition, most notably in the residential mortgage loan segment. The portfolio is most heavily weighted in commercial real estate loans at 54% of the portfolio, followed by commercial and industrial loans at 14% of the portfolio, residential mortgage loans at 13% of the portfolio, home equity loans at 9% of the portfolio and agricultural loans at 8% of the portfolio. The Company's commercial lending is extended to various industries, including multi-family housing and lodging, agribusiness and manufacturing, as well as health care, wholesale, and retail services.

End of Period Loan Balances **(dollars in thousands)**	**3/31/2026**	**12/31/2025**	**3/31/2025**
Commercial & Industrial Loans	$ 832,933	$ 848,240	$ 812,073
Commercial Real Estate Loans	3,152,336	3,142,472	3,055,074
Agricultural Loans	467,204	489,168	455,678
Consumer Loans	638,280	630,015	543,897
Residential Mortgage Loans	767,889	774,553	788,222
	$ 5,858,642	$ 5,884,448	$ 5,654,944

The Company's allowance for credit losses totaled $78.5 million at March 31, 2026 compared to $77.7 million at December 31, 2025 and $75.2 million at March 31, 2025. The allowance for credit losses represented 1.34% of period-end loans at March 31, 2026, 1.32% at December 31, 2025 and 1.33% of period-end loans at March 31, 2025.

Under the CECL model, certain acquired loans continue to carry a fair value discount as well as an allowance for credit losses. As of March 31, 2026, the Company held net discounts on acquired loans of $49.5 million, which included $47.6 million related to the Heartland loan portfolio.

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M. Rust, *President and Chief Financial Officer*
(812) 482-1314

5 of 20

Non-performing assets totaled $29.6 million at March 31, 2026, $29.5 million at December 31, 2025, and $18.6 million at March 31, 2025. Non-performing assets represented 0.35% of total assets at March 31, 2026, 0.35% at December 31, 2025 and 0.22% at March 31, 2025. Non-performing loans represented 0.51% of total loans at March 31, 2026, 0.50% at December 31, 2025, and 0.33% at March 31, 2025. The increase in non-performing assets at March 31, 2026 compared to March 31, 2025 was largely related to three commercial relationships acquired in the Heartland transaction. The relationships were identified as adversely classified at the time of acquisition and have subsequently been placed on non-accrual status. Total non-performing assets from the Heartland acquisition were approximately $18.7 million at March 31, 2026.

Non-performing Assets
(dollars in thousands)

	3/31/2026	12/31/2025	3/31/2025
Non-Accrual Loans	$ 29,556	$ 29,319	$ 17,858
Past Due Loans (90 days or more and accruing)	—	92	714
Total Non-Performing Loans	29,556	29,411	18,572
Other Real Estate	—	68	48
Total Non-Performing Assets	$ 29,556	$ 29,479	$ 18,620

March 31, 2026 total deposits declined $8.8 million, or less than 1% on an annualized basis, compared to December 31, 2025 and declined $117.0 million, or 1.6%, compared with March 31, 2025. Non-interest bearing deposits as a percent of total deposits have remained relatively stable at approximately 28% at both March 31, 2026 and December 31, 2025, and 27% at March 31, 2025.

End of Period Deposit Balances **(dollars in thousands)**	3/31/2026	12/31/2025	3/31/2025
Non-interest-bearing Demand Deposits	$ 1,926,859	$ 1,944,831	$ 1,889,673
IB Demand, Savings, and MMDA Accounts	3,768,529	3,755,374	3,788,889
Time Deposits < $100,000	459,370	475,943	443,285
Time Deposits > $100,000	826,150	813,594	976,038
	$ 6,980,908	$ 6,989,742	$ 7,097,885

At March 31, 2026, the capital levels for the Company and the Bank remained well in excess of the minimum amounts needed for capital adequacy purposes and the Bank's capital levels met the necessary requirements to be considered well-capitalized.

3/31/2026 Ratio 12/31/2025 Ratio 3/31/2025 Ratio Total Capital (to Risk Weighted Assets) Consolidated 15.27% 14.93% 15.01 % Bank 14.03% 13.80% 13.47 % Tier 1 (Core) Capital (to Risk Weighted Assets) Consolidated 14.35% 14.04% 13.26 % Bank 13.11% 12.91% 12.56 % Common Tier 1 (CET 1) Capital Ratio (to Risk Weighted Assets) Consolidated 13.83% 13.52% 12.73 % Bank 13.11% 12.91% 12.56 % Tier 1 Capital (to Average Assets) Consolidated 12.08% 11.54% 11.80 % Bank 11.04% 10.61% 11.16 % Results of Operations Highlights – Quarter ended March 31, 2026 Net income for the quarter ended March 31, 2026 totaled $33,152,000, or $0.88 per share, a decline of 7% on a per share basis compared with the fourth quarter 2025 net income of $35,683,000, or $0.95 per share, and an increase of 193% on a per share basis compared with the first quarter 2025 net income of $10,517,000, or $0.30 per share. The first quarter of 2025 was significantly impacted by non-recurring merger related expenses. Adjusted net income for the fourth quarter of 2025 was $35,895,000, or $0.96 per share, and $27,287,000, or $0.79 per share, for the first quarter of 2025. Adjusted net income and adjusted earnings per share are non-GAAP financial measures. Refer to “Use of Non-GAAP Financial Measures” contained in this release for additional information, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 6 of 20

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M. Rust, *President and Chief Financial Officer*
(812) 482-1314

7 of 20

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Quarter Ended March 31, 2026			Quarter Ended December 31, 2025			Quarter Ended March 31, 2025		
	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets									
Federal Funds Sold and Other Short-term Investments	$ 34,897	$ 312	3.63 %	$ 260,338	$ 2,585	3.94 %	$ 200,538	$ 2,216	4.48 %
Securities	1,689,729	14,041	3.32 %	1,649,499	13,890	3.37 %	1,586,106	13,392	3.38 %
Loans and Leases	5,872,187	92,705	6.39 %	5,828,461	94,442	6.44 %	5,135,859	81,927	6.46 %
Total Interest Earning Assets	$ 7,596,813	$107,058	5.70 %	$ 7,738,298	$110,917	5.70 %	$ 6,922,503	$ 97,535	5.70 %
Liabilities									
Demand Deposit Accounts	$ 1,910,931			$ 1,948,794			$ 1,669,722		
IB Demand, Savings, and MMDA Accounts	$ 3,715,968	$ 13,580	1.48 %	$ 3,828,648	$ 15,745	1.63 %	$ 3,489,996	$ 15,308	1.78 %
Time Deposits	1,293,193	11,118	3.49 %	1,335,506	12,268	3.64 %	1,270,137	11,720	3.74 %
FHLB Advances and Other Borrowings	216,518	2,159	4.04 %	219,970	2,648	4.78 %	216,613	2,616	4.90 %
Total Interest-Bearing Liabilities	$ 5,225,679	$ 26,857	2.08 %	$ 5,384,124	$ 30,661	2.26 %	$ 4,976,746	$ 29,644	2.42 %
Cost of Funds			1.44 %			1.57 %			1.74 %
Net Interest Income, Tax-Equivalent Basis*		$ 80,201			$ 80,256			$ 67,891	
Net Interest Margin			4.26 %			4.13 %			3.96 %

* Represents a non-GAAP financial measure. Refer to "Use of Non-GAAP Financial Measures" contained in this release for additional information, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

During the first quarter of 2026, net interest income, on a non tax-equivalent basis, totaled $78,851,000 remaining relatively stable compared to the fourth quarter of 2025 net interest income of $78,680,000 and an increase of $12,279,000, or 18%, compared to the first quarter of 2025 net interest income of $66,572,000.

The relative stability of net interest income during the first quarter of 2026 compared with the fourth quarter of 2025 was the result of an improved net interest margin which was largely mitigated by a lower level of average earning assets. The decline in average earning assets was driven by seasonally lower average deposits. The increase in net interest income during the first quarter of 2026 compared with the first quarter of 2025 was primarily attributable to a higher level of average earning assets driven in large part by the Heartland acquisition and improvement of the Company's net interest margin.

The tax equivalent net interest margin for the quarter ended March 31, 2026 was 4.26% compared with 4.13% in the fourth quarter of 2025 and 3.96% in the first quarter of 2025. The continued improvement in the net interest margin during the first quarter of 2026 compared with both the fourth quarter of 2025 and first quarter of 2025 was driven by a lower cost of funds primarily attributable to lower deposit costs.

The Company's net interest margin and net interest income in all periods presented have been impacted by accretion of loan discounts on acquired loans. Accretion of discounts on acquired loans totaled $3,456,000

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M. Rust, *President and Chief Financial Officer*
(812) 482-1314

8 of 20

during the first quarter of 2026, $3,966,000 during the fourth quarter of 2025, and $4,192,000 during the first quarter of 2025. Accretion of loan discounts on acquired loans contributed approximately 18 basis points to the net interest margin in the first quarter of 2026, 21 basis points in the fourth quarter of 2025 and 24 basis points in the first quarter of 2025.

During the quarter ended March 31, 2026, the Company recorded a provision for credit losses of $2,000,000 compared with a provision for credit losses of $2,225,000 in the fourth quarter of 2025 and a provision for credit losses of $15,300,000 during the first quarter of 2025. During the first quarter of 2025, the provision for credit losses included $16,200,000 for the Day 2 CECL addition to the allowance for credit loss related to the Heartland acquisition. In a transaction like the Heartland merger, the current accounting rules require the acquirer to recognize an allowance for credit losses in the period of acquisition for both purchased credit deterioration ("PCD") assets and non-PCD assets. The determination of PCD versus non-PCD determines how the allowance for credit loss flows through the financial statements. For PCD assets, the gross-up method includes the impact in the "Day 1" business combination entries with no impact to expense. For non-PCD assets, the impact is reflected outside of the business combination entries (sometimes referred to as "Day 2") and is reflected in expense.

Net charge-offs totaled $1,147,000, or 8 basis points on an annualized basis, of average loans outstanding during the first quarter of 2026 compared with $588,000, or 4 basis points on an annualized basis, of average loans during the fourth quarter of 2025 and $486,000, or 4 basis points on an annualized basis, of average loans during the first quarter of 2025.

During the quarter ended March 31, 2026, non-interest income totaled $17,226,000, a modest decline of $84,000, or less than 1%, compared with the fourth quarter of 2025 and an increase of $2,386,000, or 16%, compared with the first quarter of 2025. The increase during the first quarter of 2026 compared to the same period of 2025 was in part the result of the Heartland acquisition on February 1, 2025 and improvement of the Company's existing fee revenue generation.

Non-interest Income (dollars in thousands)	**Quarter Ended 3/31/2026**	**Quarter Ended 12/31/2025**	**Quarter Ended 3/31/2025**
Wealth Management Fees	$ 4,509	$ 4,519	$ 3,836
Service Charges on Deposit Accounts	3,826	3,956	3,486
Company Owned Life Insurance	637	647	575
Interchange Fee Income	4,776	5,033	4,421
Other Operating Income	1,995	2,046	1,589
Subtotal	15,743	16,201	13,907
Net Gains on Sales of Loans	1,483	1,109	933
Net Gains (Losses) on Securities	—	—	—
Total Non-interest Income	$ 17,226	$ 17,310	$ 14,840

Wealth management fees were relatively stable during the first quarter of 2026 compared with the fourth quarter of 2025 and increased $673,000, or 18%, compared with the first quarter of 2025. The increase during the first quarter of 2026 compared with the first quarter of 2025 was largely attributable to increased assets under management driven by healthy capital markets throughout much of 2025 and continued strong new business results. Service charges on deposit accounts declined $130,000, or 3%, during the quarter ended March 31, 2026 compared with the fourth quarter of 2025 and increased $340,000, or 10%, compared with the first quarter of 2025. The increase during the first quarter of 2026 compared with the first quarter of 2025 was driven by the Heartland acquisition in addition to increased customer utilization of deposit services. Interchange fees declined $257,000, or 5%, during the quarter ended March 31, 2026 compared with the fourth quarter of 2025 and increased $355,000, or 8%, compared with the first quarter of 2025. The decline in the first quarter of 2026 compared with the fourth quarter of 2025 was largely related to a seasonally lower level of customer transaction volume. The increase during the first quarter of 2026 compared with the first quarter of 2025 was attributable to increased card utilization by customers and the Heartland acquisition. Other operating income declined $51,000, or 2%, during the first quarter of 2026 compared with the fourth quarter of 2025 and increased $406,000, or 26%, compared with the first quarter of 2025. The increase in other non-interest income during the first quarter of 2026 compared with the first quarter of 2025 was largely the result of the Heartland acquisition. Net gains on sales of loans increased $374,000, or 34%, during the first quarter of 2026 compared with the fourth quarter of 2025 and increased $550,000, or 59%, compared with the first quarter of 2025. The increase during the first quarter of 2026 compared with both the fourth quarter of 2025 and first quarter of 2025 was driven by a higher volume of loans sold and improved pricing on loans sold. Loan sales totaled $52.1 million during the first quarter of 2026 compared with $48.2 million during the fourth quarter of 2025 and $39.3 million during the first quarter of 2025. During the quarter ended March 31, 2026, non-interest expense totaled $52,368,000, an increase of $2,418,000, or 5%, compared with the fourth quarter of 2025, and a decline of $414,000, or 1%, compared with the first quarter of 2025. The first quarter of 2025 non-interest expenses included approximately $5,932,000 of non-recurring acquisition-related expenses associated with the Heartland acquisition. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 9 of 20

Quarter Ended Quarter Ended Quarter Ended Non-interest Expense 3/31/2026 12/31/2025 3/31/2025 (dollars in thousands) Salaries and Employee Benefits $ 28,312 $ 27,620 $ 28,040 Occupancy, Furniture and Equipment Expense 5,336 4,965 4,663 FDIC Premiums 1,001 953 900 Data Processing Fees 4,268 3,823 5,495 Professional Fees 1,991 2,162 4,184 Advertising and Promotion 1,616 1,078 1,454 Intangible Amortization 2,471 2,582 2,070 Other Operating Expenses 7,373 6,767 5,976 Total Non-interest Expense $ 52,368 $ 49,950 $ 52,782 Salaries and benefits increased $692,000, or 2.5%, during the quarter ended March 31, 2026 compared with the fourth quarter of 2025 and increased $272,000, or 1%, compared with the first quarter of 2025. The increase in salaries and benefits during the first quarter of 2026 compared with the fourth quarter of 2025 was largely a seasonal increase related to compensation adjustments and annual resets of certain payroll taxes and retirement matching contributions. Occupancy, furniture and equipment expense increased $371,000, or 7%, during the first quarter of 2026 compared with the fourth quarter of 2025 and increased $673,000, or 14%, compared to the first quarter of 2025. The increase during the first quarter of 2026 compared with the fourth quarter of 2025 was primarily attributable to seasonal increases related to snow removal and utility costs. The increase during the first quarter of 2026 compared with the first quarter of 2025 was largely attributable to the operating costs of the Heartland branch network. Data processing fees increased $445,000, or 12%, during the first quarter of 2026 compared with the fourth quarter of 2025 and declined $1,227,000, or 22%, compared with the first quarter of 2025. The increase during the first quarter of 2026 compared with the fourth quarter of 2025 was primarily due to increased software contract costs related to the increased size of the Company and to non-recurring reductions of costs in the fourth quarter of 2025. The decline in the first quarter of 2026 compared with the same period of 2025 was largely driven by acquisition-related costs, which totaled approximately $1,323,000 during the first quarter of 2025. Professional fees declined $171,000, or 8%, during the first quarter of 2026 compared with the fourth quarter of 2025 and declined $2,193,000, or 52%, compared with the first quarter of 2025. The decline during the first quarter of 2026 compared with the same period of 2025 was largely driven by acquisition- related costs, which totaled approximately $2,661,000 during the first quarter of 2025. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 10 of 20

Advertising and promotion expense increased $538,000, or 50%, during the first quarter of 2026 compared with the fourth quarter of 2025 and increased $162,000, or 11%, compared with the first quarter of 2025. The increase during the first quarter of 2026 compared with the fourth quarter of 2025 was largely driven by increased contracted sponsor relationships as well as the timing of certain donations and sponsorships. Intangible amortization declined $111,000, or 4%, during the first quarter of 2026 compared with the fourth quarter of 2025 and increased $401,000, or 19%, compared with the first quarter of 2025. The increase during the first quarter of 2026 compared with the same period of 2025 was attributable to the Heartland acquisition. Other operating expenses increased $606,000, or 9%, during the first quarter of 2026 compared with the fourth quarter of 2025 and increased $1,397,000, or 23%, compared with the first quarter of 2025. The increase during the first quarter of 2026 compared with the fourth quarter of 2025 was largely the result of an increase in the reserves related to unfunded loan commitments and an increase in the Ohio financial institution tax. The increase during the first quarter of 2026 compared with the same period of 2025 was primarily attributable to an increase in reserves related to unfunded loan commitments, an increase in the Ohio financial institution tax and increased amortization expense for residential mortgage servicing rights as well as the operating costs of Heartland for a full quarter in 2026. About German American German American Bancorp, Inc. (Nasdaq: GABC) is a financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 93 banking offices located throughout Indiana (central/southern), Kentucky (northern/central/western), and Ohio (central/ southwest). In Columbus, Ohio and Greater Cincinnati, the Company does business as Heartland Bank, a Division of German American Bank. The Company also owns an investment brokerage subsidiary, German American Investment Services, Inc. Cautionary Note Regarding Forward-Looking Statements Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include: NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 11 of 20

a. changes in interest rates and the timing and magnitude of any such changes; b. unfavorable economic conditions, including prolonged periods of inflation, and the resulting adverse impact on, among other things, credit quality; c. the soundness of other financial institutions and general investor sentiment regarding the stability of financial institutions; d. changes in our liquidity position; e. the impacts of epidemics, pandemics or other infectious disease outbreaks; f. changes in competitive conditions; g. the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; h. changes in customer borrowing, repayment, investment and deposit practices; i. changes in fiscal, monetary and tax policies; j. changes in trade policies of, and other activities undertaken by, governments, including tariffs, which could have a material adverse effect on our customers and, as a result, our business; k. changes in financial and capital markets; l. capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by German American of outstanding debt or equity securities; m. risks of expansion through acquisitions and mergers, including the possibility that the anticipated cost savings and strategic gains, are not realized when expected or at all as a result of unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base or employee base of the acquired institution or branches, and difficulties in integration of the acquired operations; n. factors driving impairment charges on investments; o. the impact, extent and timing of technological changes; p. potential cyber-attacks, information security breaches and other criminal activities; q. litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; r. actions of the Federal Reserve Board; s. the regulatory and financial impacts associated with exceeding $10 billion in total assets; t. changes in accounting principles and interpretations; u. potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to German American’s banking subsidiary; v. actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 12 of 20

w. impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; x. the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and y. other risk factors expressly identified in German American’s cautionary language included under the headings “Forward-Looking Statements and Associated Risk” and “Risk Factors” in German American’s Annual Report on Form 10-K for the year ended December 31, 2025, and other documents subsequently filed by German American with the SEC. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of German American. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 13 of 20

GERMAN AMERICAN BANCORP, INC. (unaudited, dollars in thousands except per share data) Consolidated Balance Sheets March 31, 2026 December 31, 2025 March 31, 2025 ASSETS Cash and Due from Banks $ 75,956 $ 71,428 $ 79,113 Short-term Investments 48,471 47,454 363,678 Investment Securities 1,667,283 1,657,747 1,563,037 Loans Held-for-Sale 15,451 7,817 6,713 Loans, Net of Unearned Income 5,849,428 5,875,097 5,646,526 Allowance for Credit Losses (78,547) (77,694) (75,158) Net Loans 5,770,881 5,797,403 5,571,368 Stock in FHLB and Other Restricted Stock 17,509 17,688 18,105 Premises and Equipment 137,311 139,001 141,387 Goodwill and Other Intangible Assets 406,761 409,260 418,463 Other Assets 242,835 240,982 257,829 TOTAL ASSETS $ 8,382,458 $ 8,388,780 $ 8,419,693 LIABILITIES Non-interest-bearing Demand Deposits $ 1,926,859 $ 1,944,831 $ 1,889,673 Interest-bearing Demand, Savings, and Money Market Accounts 3,768,529 3,755,374 3,788,889 Time Deposits 1,285,520 1,289,537 1,419,323 Total Deposits 6,980,908 6,989,742 7,097,885 Borrowings 169,235 182,683 216,542 Other Liabilities 57,728 54,030 59,224 TOTAL LIABILITIES 7,207,871 7,226,455 7,373,651 SHAREHOLDERS’ EQUITY Common Stock and Surplus 744,813 744,314 742,431 Retained Earnings 604,515 582,945 513,292 Accumulated Other Comprehensive Income (Loss) (174,741) (164,934) (209,681) SHAREHOLDERS’ EQUITY 1,174,587 1,162,325 1,046,042 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 8,382,458 $ 8,388,780 $ 8,419,693 END OF PERIOD SHARES OUTSTANDING 37,565,278 37,495,679 37,481,716 TANGIBLE BOOK VALUE PER SHARE (1) $ 20.44 $ 20.08 $ 16.74 (1) Tangible Book Value per Share is defined as Total Shareholders’ Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC. (unaudited, dollars in thousands except per share data) Consolidated Statements of Income Three Months Ended March 31, 2026 December 31, 2025 March 31, 2025 INTEREST INCOME Interest and Fees on Loans $ 92,273 $ 93,785 $ 81,505 Interest on Short-term Investments 312 2,585 2,216 Interest and Dividends on Investment Securities 13,123 12,971 12,495 TOTAL INTEREST INCOME 105,708 109,341 96,216 INTEREST EXPENSE Interest on Deposits 24,698 28,013 27,028 Interest on Borrowings 2,159 2,648 2,616 TOTAL INTEREST EXPENSE 26,857 30,661 29,644 NET INTEREST INCOME 78,851 78,680 66,572 Provision for Credit Losses 2,000 2,225 15,300 NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES 76,851 76,455 51,272 NON-INTEREST INCOME Net Gains on Sales of Loans 1,483 1,109 933 Net Gains (Losses) on Securities — — — Other Non-interest Income 15,743 16,201 13,907 TOTAL NON-INTEREST INCOME 17,226 17,310 14,840 NON-INTEREST EXPENSE Salaries and Benefits 28,312 27,620 28,040 Other Non-interest Expenses 24,056 22,330 24,742 TOTAL NON-INTEREST EXPENSE 52,368 49,950 52,782 Income before Income Taxes 41,709 43,815 13,330 Income Tax Expense 8,557 8,132 2,813 NET INCOME $ 33,152 $ 35,683 $ 10,517 BASIC EARNINGS PER SHARE $ 0.88 $ 0.95 $ 0.30 DILUTED EARNINGS PER SHARE $ 0.88 $ 0.95 $ 0.30 WEIGHTED AVERAGE SHARES OUTSTANDING 37,517,833 37,493,710 34,680,719 DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING 37,517,833 37,493,710 34,680,719

GERMAN AMERICAN BANCORP, INC. (unaudited, dollars in thousands except per share data) Three Months Ended March 31, 2026 December 31, 2025 March 31, 2025 EARNINGS PERFORMANCE RATIOS Annualized Return on Average Assets 1.58% 1.67% 0.55 % Annualized Return on Average Equity 11.20% 12.49% 4.52 % Annualized Return on Average Tangible Equity (1) 17.08% 19.49% 7.10 % Net Interest Margin 4.26% 4.13% 3.96 % Efficiency Ratio (2) 51.21% 48.55% 61.30 % Net Overhead Expense to Average Earning Assets (3) 1.85% 1.69% 2.19 % ASSET QUALITY RATIOS Annualized Net Charge-offs to Average Loans 0.08% 0.04% 0.04 % Allowance for Credit Losses to Period End Loans 1.34% 1.32% 1.33 % Non-performing Assets to Period End Assets 0.35% 0.35% 0.22 % Non-performing Loans to Period End Loans 0.51% 0.50% 0.33 % Loans 30-89 Days Past Due to Period End Loans 0.22% 0.37% 0.36 % SELECTED BALANCE SHEET & OTHER FINANCIAL DATA Average Assets $ 8,380,732 $ 8,533,883 $ 7,628,810 Average Earning Assets $ 7,596,813 $ 7,738,298 $ 6,922,503 Average Total Loans $ 5,872,187 $ 5,828,461 $ 5,135,859 Average Demand Deposits $ 1,910,931 $ 1,948,794 $ 1,669,722 Average Interest Bearing Liabilities $ 5,225,679 $ 5,384,124 $ 4,976,746 Average Equity $ 1,184,292 $ 1,142,357 $ 931,386 Period End Non-performing Assets (4) $ 29,556 $ 29,479 $ 18,620 Period End Non-performing Loans (5) $ 29,556 $ 29,411 $ 18,572 Period End Loans 30-89 Days Past Due (6) $ 12,676 $ 21,880 $ 20,093 Tax-Equivalent Net Interest Income $ 80,201 $ 80,256 $ 67,891 Net Charge-offs during Period $ 1,147 $ 588 $ 486 (1) Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles. (2) Efficiency Ratio is defined as Non-interest Expense less Intangible Amortization divided by the sum of Net Interest Income, on a tax-equivalent basis, and Non-interest Income less Net Gains (Losses) on Securities. (3) Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income. (4) Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned. (5) Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more. (6) Loans 30-89 days past due and still accruing.

The accounting and reporting policies of German American Bancorp, Inc. (the “Company”) conform to U.S. generally accepted accounting principles (“GAAP”) and general practices within the banking industry. As a supplement to GAAP, the Company has provided certain, non-GAAP financial measures, which it believes are useful because they assist investors in assessing the Company’s operating performance. Specifically, the Company has presented its net income, earnings per share, provision for credit losses, non-interest expense, non-interest income, efficiency ratio, return on average assets, return on average equity, return on tangible equity, and net interest margin on an as adjusted basis for the periods set forth below to reflect the exclusion of the following items: (1) the Current Expected Credit Losses (“CECL”) “Day 2” provision expense for acquired loans that have only insignificant credit deterioration (i.e., non-PCD loans) related to the Heartland merger; (2) non-recurring expenses related to the Heartland merger; and (3) the loss on the extinguishment of debt resulting from the redemption of certain subordinated notes on December 30, 2025. Management believes excluding such items from these financial measures may be useful in assessing the Company’s underlying operational performance since the applicable transactions do not pertain to its core business operations and exclusion may facilitate better comparability between periods. In addition, management believes that by excluding such items the measures are useful to the Company, as well as analysts and investors, in assessing operating performance. Management also believes excluding these items may enhance comparability for peer comparison purposes. Management believes that it is standard practice in the banking industry to present the efficiency ratio and net interest margin on a fully tax-equivalent basis and that, by doing so, it may enhance comparability for peer comparison purposes. The tax-equivalent adjustment to net interest income (for purposes of the efficiency ratio) and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Although intended to enhance investors’ understanding of the Company’s business and performance, these non- GAAP financial measures should not be considered an alternative to GAAP. GERMAN AMERICAN BANCORP, INC. USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP Reconciliation – Net Income and Earnings Per Share Three Months Ended (Dollars in Thousands, except per share amounts) 03/31/2026 12/31/2025 03/31/2025 Net Income, as reported $ 33,152 $ 35,683 $ 10,517 Adjustments: Plus: CECL Day 2 non-PCD provision — — 12,150 Plus: Non-recurring merger-related expenses — — 4,620 Less: Loss on debt extinguishment — (212) — Adjusted Net Income $ 33,152 $ 35,895 $ 27,287 Weighted Average Shares Outstanding 37,517,833 37,493,710 34,680,719 Earnings Per Share, as reported $ 0.88 $ 0.95 $ 0.30 Earnings Per Share, as adjusted $ 0.88 $ 0.96 $ 0.79 Non-GAAP Reconciliation – Non-Interest Income and Non-Interest Expense Three Months Ended (Dollars in Thousands) 03/31/2026 12/31/2025 03/31/2025 Non-Interest Income $ 17,226 $ 17,310 $ 14,840 Less: Loss on debt extinguishment — (283) — Adjusted Non-Interest Income $ 17,226 $ 17,593 $ 14,840 Non-Interest Expense $ 52,368 $ 49,950 $ 52,782 Less: Non-recurring merger-related expenses — — 5,932 Adjusted Non-Interest Expense $ 52,368 $ 49,950 $ 46,850 GERMAN AMERICAN BANCORP, INC. NON-GAAP RECONCILIATIONS

Non-GAAP Reconciliation – Efficiency Ratio Three Months Ended (Dollars in Thousands) 03/31/2026 12/31/2025 03/31/2025 Adjusted Non-Interest Expense (from above) $ 52,368 $ 49,950 $ 46,850 Less: Intangible Amortization 2,471 2,582 2,070 Adjusted Non-Interest Expense excluding Intangible Amortization $ 49,897 $ 47,368 $ 44,780 Net Interest Income $ 78,851 $ 78,680 $ 66,572 Add: FTE Adjustment 1,350 1,576 1,319 Net Interest Income (FTE) 80,201 80,256 67,891 Adjusted Non-Interest Income (from above) 17,226 17,593 14,840 Total Adjusted Total Revenue $ 97,427 $ 97,849 $ 82,731 Efficiency Ratio 51.21% 48.55% 61.30 % Adjusted Efficiency Ratio 51.21% 48.41% 54.13 % Non-GAAP Reconciliation – Net Interest Margin Three Months Ended (Dollars in Thousands) 03/31/2026 12/31/2025 03/31/2025 Net Interest Income (FTE) from above $ 80,201 $ 80,256 $ 67,891 Less: Accretion of Discount on Acquired Loans $ 3,456 $ 3,966 $ 4,192 Adjusted Net Interest Income (FTE) $ 76,745 $ 76,290 $ 63,699 Average Earning Assets $ 7,596,813 $ 7,738,298 $ 6,922,503 Net Interest Margin (FTE) 4.26% 4.13% 3.96 % Adjusted Net Interest Margin (FTE) 4.08% 3.92% 3.72 % Non-GAAP Reconciliation – Return on Average Assets Three Months Ended (Dollars in Thousands) 03/31/2026 12/31/2025 03/31/2025 Adjusted Net Income $ 33,152 $ 35,895 $ 27,287 Average Assets $ 8,380,732 $ 8,533,883 $ 7,628,810 Return on Average Assets, as reported 1.58% 1.67% 0.55 % Return on Average Assets, as adjusted 1.58% 1.68% 1.43 % GERMAN AMERICAN BANCORP, INC. NON-GAAP RECONCILIATIONS

Non-GAAP Reconciliation – Return on Average Equity Three Months Ended (Dollars in Thousands) 3/31/2026 12/31/2025 3/31/2025 Adjusted Net Income $ 33,152 $ 35,895 $ 27,287 Average Equity $ 1,184,292 $ 1,142,357 $ 931,386 Return on Average Equity, as reported 11.20% 12.49% 4.52 % Return on Average Equity, as adjusted 11.20% 12.57% 11.72 % Non-GAAP Reconciliation – Return on Tangible Equity Three Months Ended (Dollars in Thousands) 3/31/2026 12/31/2025 3/31/2025 Adjusted Net Income $ 33,152 $ 35,895 $ 27,287 Average Equity, as reported $ 1,184,292 $ 1,142,357 $ 931,386 Average Intangibles, as reported 407,940 410,150 338,573 Average Tangible Equity $ 776,352 $ 732,207 $ 592,813 Return on Tangible Equity, as reported 17.08% 19.49% 7.10 % Return on Tangible Equity, as adjusted 17.08% 19.61% 18.41 % GERMAN AMERICAN BANCORP, INC. NON-GAAP RECONCILIATIONS